Exhibit 32(b)

CERTIFICATION OF CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the Form 10-KSB of CommerceFirst Bancorp, Inc. for the year ended December 31, 2007, I, Michael T. Storm, Executive Vice President and Chief Financial Officer of CommerceFirst Bancorp, Inc., hereby certify pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

(1) such Form 10-KSB for the year ended December 31, 2007 fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in such Form 10-KSB for the year ended December 31, 2007 fairly presents, in all material respects, the financial condition and results of operations of CommerceFirst Bancorp, Inc.

/s/ Michael T. Storm
Michael T. Storm
Executive Vice President and Chief Financial Officer
March 6, 2008